UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2020

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.05. – AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On February 12, 2020, the Audit Committee of the Board of Directors of ImmunoGen, Inc. (also referred to as “we” and “our”) approved amendments to its code of corporate conduct (the “Code”). The Code applies to all of our directors, executive officers and employees. As part of our corporate governance practices, we periodically review the Code and its separate Senior Officer and Financial Personnel Code of Ethics (“SOFP Code”). Following its most recent review, the Audit Committee approved amendments to the Code to add a separate books and records – financial reporting section, which was derived from the SOFP Code, and expand the Code’s compliance with laws and regulations section.

As a result of the amendments to the Code to include matters previously covered by the SOFP Code, the Audit Committee also terminated the separate SOFP Code.

The amendment to the Code and termination of the SOFP Code did not result in any explicit or implicit waiver of any provision of the Code or the SOFP Code in effect prior to the actions of the Audit Committee discussed above. The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is incorporated herein by reference and is available on the Company’s website at www.immunogen.com in the “Investors and Media” section under the heading “Corporate Governance”. The other contents of our website are not incorporated by reference herein or made a part hereof for any purpose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: February 14, 2020	/s/ David G. Foster

David G. Foster
Vice President, Finance